Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Financial, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-157643, 333-132843, 333-138254, 333-129886, and 333-129016) on Form S-8 and Registration Statements (Nos. 333-157123, 333-147391) on Form S-3 of Fidelity National Financial, Inc. of our reports dated February 23, 2011, with respect to the Consolidated Balance Sheets of Fidelity National Financial, Inc. as of December 31, 2010 and 2009, and the related Consolidated Statements of Operations, Comprehensive Earnings, Equity and Cash Flows for each of the years in the three-year period ended December 31, 2010, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Fidelity National Financial, Inc.

/s/ KPMG LLP

February 23, 2011
Jacksonville, Florida
Certified Public Accountants